                                                                    Exhibit10.13
                              SETTLEMENT AGREEMENT

     THIS AGREEMENT dated as of the 12th day of June, 2002, is between Jack H. Castle, D.D.S., an individual who resided in Harris County, Texas, and the Estate of Jack H. Castle, D.D.S. (collectively, the "Seller"), Castle Dental Centers, Inc., a Delaware corporation ("Castle Dental"), Castle Dental Centers of Texas, Inc., a Texas corporation ("Castle Texas"), and Castle Dental Associates of Texas, P.C. (formerly Jack H. Castle, D.D.S., P.C.), a Texas professional corporation (the "Company"), Castle Interests, Ltd. ("Castle Interests") and Loretta M. Castle ("Mrs. Castle").

     The Seller, Castle Interests, Mrs. Castle, Castle Dental, Castle Texas and the Company hereby agree as follows:

     1. Effectiveness of Agreement. All of the parties' obligations under this Agreement shall be subject to and dependent upon the approval of this Agreement by Castle Dental's board of directors and by Castle Dental's senior lenders (the "Senior Lenders"). Consequently, unless and until Castle Dental notifies Seller in writing that it has received the approval of its board of directors and the Senior Lenders (the "Effective Date"), this Agreement will not be binding on any of the parties hereto. Castle Dental hereby agrees to submit this Agreement to its board of directors and to the Senior Lenders for approval forthwith upon its execution and to diligently seek such approvals. If the Effective Date does not occur on or before June 30, 2002, any of the parties hereto may terminate this Agreement by delivery of written notice to the other parties and thereafter this Agreement will be void and of no further force and effect.

     2. Representations and Warranties of the Seller. The Seller represents and warrants to and agrees with Castle Dental that:

          (a) Authority of the Seller. This Agreement, upon execution and delivery in accordance with its terms, will represent the valid, binding and enforceable obligation of the Seller in accordance with its terms.

          (b) No Conflict. The consummation of the transactions contemplated by this Agreement will not result in the breach of or constitute a default under any agreement, instrument, law or court decree to which the Seller is a party or by which the Seller is bound.

     3.   Covenants and Agreements.

          (a) Trademarks/ Service Marks/ Tradenames. Seller acknowledges that Castle Dental owns all rights in and to the trademarks, service marks, and trade names "Castle Dental Centers", "The Castle" and "Jack H. Castle, D.D.S., P.C." and all logos heretofore used in connection with those marks and names. Seller agrees not to (a) challenge the validity of Castle Dental's exclusive rights in such names and marks at any time or in any context or forum or (b) use such marks in a manner that infringes upon such marks. Seller covenants and agrees that any and all advertising using the term "Castle" prior to the date of this Agreement was pursuant to a license from Castle Dental and that all such prior use inured to the benefit of Castle Dental.

          (b) Settlement. The parties have agreed to settle finally and forever any and all claims between them of any nature whatsoever from any and all liability or damages of any kind, known or unknown, in contract or in tort. Seller, Castle Dental and Castle Texas agree that (x) each of the Continuing Agreements (as defined below) remains in full force and effect,
     (y) none of them is aware of the breach by any party of any of the parties' obligations under the Continuing Agreements and (z) that the provisions of this Agreement and the circumstances surrounding the termination of Seller's service on the board of directors of Castle Dental do not constitute a breach of the terms of any of the Continuing Agreements or of any other obligation, contract, agreement or understanding between the Company, Castle Dental, Castle Texas and Seller. Seller acknowledges that he has been provided drafts of the term sheets detailing the terms of the proposed restructuring of Castle Dental's senior secured debt and subordinated debt (the "Restructuring") and he understands that his and his affiliates' common stock in Castle Dental will be subject to severe, immediate and irreversible dilution upon the consummation of the transactions contemplated by the Restructuring, with all currently outstanding common stock of Castle Dental to represent less than 7.5% of the fully diluted common equity of Castle Dental following the Restructuring.

          (c) Agreement not to Sue. Except only to enforce the terms of this Agreement, each party agrees not to bring any claim of any kind against the other party to this Agreement concerning any matter released by this Agreement. Each party further agrees that this Agreement constitutes a bar to any such future claim.

          (d) Continuing Agreements. The following agreements shall remain in full force and effect following the Effective Date: (1) the Indemnity Agreement dated as of December 18, 1995, between Seller and Castle Dental (the "Indemnity Agreement"); (2) the Amended and Restated Registration Rights Agreement dated as of June 16, 1997, by and among Castle Dental, Delaware State Employees' Retirement Fund, Declaration of Trust For Defined Benefit Plan of ICI American Holdings Inc., Declaration of Trust for Defined Benefit Plan of Zeneca Holdings Inc., Jack H. Castle, Jr., as Trustee of the Castle 1995

     Gift Trust F/B/O Jack H. Castle, Jr., Castle Interests, Ltd., Lisa G. Castle Donnell, as Trustee of the Castle 1995 Gift Trust F/B/O Lisa G. Castle Donnell, Seller, Loretta M. Castle, and Gulfstar Investments, Ltd. (the "Registration Rights Agreement"); and (3) the Stockholders Agreement dated as of January 31, 2000, by and among Castle Dental, Heller Financial, Inc., Midwest Mezzanine Fund II, L.P., Delaware State Employees' Retirement Fund, Declaration of Trust For Defined Benefit Plan of ICI American Holdings Inc., Declaration of Trust for Defined Benefit Plan of Zeneca Holdings Inc., Jack H. Castle, Jr., Jack H. Castle, Jr., as Trustee of the Castle 1995 Gift Trust F/B/O Jack H. Castle, Jr., Castle Interests, Ltd., Seller, Loretta M. Castle, and Gulfstar Investments, Ltd. (the "Stockholders Agreement" and, together with the Indemnity Agreement and the Registration Rights Agreement, the "Continuing Agreements"). Mrs. Castle, on her own behalf, Castle Interests, on its own behalf, and Seller, on his own behalf and on behalf of his heirs, assigns and affiliates, hereby consents to Castle Dental, upon the consummation of the Restructuring: (a) entering into a registration rights agreement with the persons receiving equity interests in Castle Dental in connection with the Restructuring, which registration rights are superior to and in conflict with those granted to Mrs. Castle, Castle Interests and Seller and his heirs, assigns and affiliates pursuant to the Registration Rights Agreement, (b) amending the Registration Rights Agreement to eliminate the demand registration rights provided for therein and (c) terminating the Stockholders Agreement.

          (e) Confidentiality. The parties agree the terms and conditions of this Agreement shall be confidential, and that no party shall disclose any part of this Agreement except (i) as required by subpoena or otherwise by law or (ii) to either party's accountants, tax preparers, legal counsel or financial advisors.

          (f) Release. In consideration of the terms and provisions of this Agreement, except only to enforce his rights under this Agreement, the Asset Purchase Agreement (as defined below) and the Continuing Agreements, Seller on behalf of himself, his affiliates, his heirs, executors, successors and assigns, forever releases the Company, Castle Dental, Castle Texas, the lenders under that certain Amended and Restated Credit Agreement dated as of December 18, 1998, as amended (the "Credit Agreement"), by and among Castle Dental, Bank of America, N.A., as agent ("Agent") and the lenders who are parties thereto, and Heller Financial, Inc. and Midwest Mezzanine Fund II, L.P. and each of their respective parents, divisions, subsidiaries, affiliates, and related companies, and their present and former agents, employees, officers, directors, attorneys, advisors, fairness opinion givers, stockholders, plan fiduciaries, successors and assigns (collectively, the "Company Releasees"), from any and all claims, debts, obligations, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, in contract or in tort, or based on any statute or other law, state or federal (collectively, "Claims"), which Seller has, had, or may have in the future against the Company Releasees relating to or arising out of (1) Seller's employment by or services as an officer or director of the Company, Castle Dental or any subsidiary of Castle Dental whether arising on or prior to the date of this Agreement under the common law or federal or state statutory law, whether known or unknown, including, but not limited to, any law which prohibits discrimination on the basis of sex, race, age, national origin, veteran status, or any other form of discrimination and (2) any Claim in any way related to Seller's employment with, or service as a director of, the Company, Castle Dental or Castle Texas or the circumstances in which that service ended. In addition, except only to enforce his rights under this Agreement, effective upon the tender on or prior to August 31, 2002, by Castle Texas and the Company of the Assets (as defined in the Asset Purchase Agreement of even date herewith between Dentists Choice 1 L.P., Jack H. Castle, Jr., Texas Dental Associates, P.A., Castle Texas and the Company (the "Asset Purchase Agreement")) in accordance with the provisions of the Asset Purchase Agreement, Seller on behalf of himself, his affiliates, his heirs, executors, successors and assigns, shall and hereby does forever release the Company Releasees from any and all Claims which Seller has, had, or may have in the future against the Company Releasees relating to or arising out of (1) the Deferred Compensation Agreement between Seller and Castle Dental dated December 18, 1995, (2) implementation of any of the transactions, agreements, or stock and/or debt issuances contemplated by the proposed Restructuring, as it may be amended from time to time, including claims for breach of fiduciary duty, including the duties of loyalty and care, or claims for breach of any other duty or obligation of any of the Company Releasees owed or allegedly owed to Seller, his affiliates, any other equity or debt holders in Castle Dental or any other constituency or stakeholder group of Castle Dental or
     (3) any other act or omission by any Company Releasee other than those expressly excepted herein which occurred on or prior to the effective date of this release. In consideration of the terms and provisions of this Agreement, except only to enforce its rights under this Agreement, the Asset Purchase Agreement and the Continuing Agreements, Castle Dental, Castle Texas and the Company forever release Seller from any claims, debts, obligations, and causes of action of any kind arising on or prior to the date of this Agreement relating to Seller's employment with, or service as a director of, the Company, Castle Dental or Castle Texas, under the common law or federal or state statutory law, whether known or unknown.

          (g) Insurance. Castle Dental hereby agrees that in the event the Company is voluntarily dissolved or otherwise voluntarily ceases to exist, that Castle Dental shall, prior to such event, purchase a "tail" malpractice insurance policy for the benefit of Seller insuring all actions or omissions that may have occurred prior to such event. In addition, for a period of three years following the

     Closing Date, Castle Dental shall take such actions as are necessary to have Seller named as an additional insured on the Company's malpractice insurance policies.

     4.   Indemnification.

          (a) Indemnification of the Seller. Castle Dental, Castle Texas and the Company, from and after the Closing Date, jointly and severally, shall indemnify and hold Seller and his affiliates (the "Seller Indemnitees") harmless from and against any and all damages (including exemplary damages and penalties, losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the "Damages"), suffered by any Seller Indemnitee as a result of, caused by, arising out of, or in any way relating to (a) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Castle Dental, Castle Texas or the Company under this Agreement, (b) any liability or obligation (other than those for which the Company is being indemnified by Seller and the Shareholder hereunder) which pertains to the ownership, operation or conduct of the business of the Company arising from any acts, omissions, events, conditions or circumstances occurring prior to, on or after the Closing Date. The obligations of Castle Dental, Castle Texas and the Company hereunder are in addition to, and not in lieu of, any other indemnifications such persons may have to Seller Indemnitees.

          (b) Indemnification of Castle Dental, Castle Texas and the Company. Seller shall indemnify and hold Castle Dental, Castle Texas, the Company and their respective officers, directors, agents, employees, shareholders and affiliates (the "Company Indemnitees") harmless from and against any and all Damages suffered by any Company Indemnitee as a result of, caused by, arising out of, or in any way relating to any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Seller under this Agreement.

          (c) Demands. Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the "Claim"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The right to indemnification hereunder shall not be affected by any failure to give the indemnifying party such notice or delay in giving the indemnifying party such notice unless, and then only to the extent that, the rights and remedies of the indemnifying party shall have been actually prejudiced as a result of the failure to give, or delay in giving, such notice.

          (d) Right to Contest and Defend. The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party within 20 days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Claim. Such contest shall be conducted by reputable counsel employed by the indemnifying party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to control such litigation; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. At any time after the commencement of the defense of any Claim, the indemnifying party may request the indemnified party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Claim, whereupon such action shall be taken unless the indemnified party determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the indemnified party determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Claim had agreed unconditionally to accept in payment or compromise (with such payment to consist of the entire remedy against the indemnified party) as of the time the indemnifying party made its request therefor to the indemnified party.

          (e) Cooperation. If requested by the indemnifying party, the indemnified party agrees to cooperate with any reasonable requests by the indemnifying party and its counsel in contesting any Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in, and indemnify the indemnified party for any Damages incurred as a result of, so cooperating. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Claim.

          (f) Right to Participate. To the extent permitted by law and unless counsel to the indemnified party advises otherwise, the indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Claim against the indemnified party or conferences with representatives of or counsel for such persons.

          (g) Payment of Damages. The indemnifying party shall pay to the indemnified party in immediately available funds any amounts to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within five days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction.

     5.   Miscellaneous.

          (a) No modification to any provisions contained in this Agreement shall be binding upon any party unless made in writing and signed by both parties.

          (b) If any provision of this Agreement is held to be unenforceable for any reason, the remaining parts of the Agreement shall remain in full force and effect.

          (c) Each party represents he or it has not assigned any portion of the claims released under this Agreement to any third party.

          (d)  This Agreement shall be construed in accordance with Texas law.

          (e) Except as expressly set forth in this Agreement, this Agreement constitutes a single, integrated written contract expressing the entire agreement of the parties to this Agreement. Any other agreements, discussions, promises, and representations (other than the Continuing Agreements) have been and are integrated into and superseded by this Agreement.

          (f) Each party has fully considered this Agreement. Each recognizes that no facts can ever be known with certainty and that no representations or warranties other than as set forth in this Agreement have been made to induce this Agreement.

          (g) With respect to Seller, this Agreement shall also bind and inure to the benefit of his heirs and assigns. With respect to the Company, Castle Dental and Castle Texas, this Agreement shall also bind and inure to the benefit of any affiliated entities, successor-in-interests, or assigns. The Company and Seller each specifically acknowledges and agrees that the rights and benefits of Castle Dental and Castle Texas under this Agreement may be assigned by Castle Dental and/or Castle Texas to Agent, as collateral security for certain obligations and indebtedness of Castle Dental and/or Castle Texas arising under the Credit Agreement, and the "Security Instruments" as defined therein.

          (h) In the event that any party should bring any action to enforce any term of this Agreement, the party who does not prevail in any such action shall pay all the reasonable attorneys' fees and costs incurred by all other parties because of the action.

          (i) The parties agree that the terms of this Agreement are the result of negotiations between the parties, and constitute a final accord and satisfaction concerning all disputes both between Seller and the Company, Castle Dental and Castle Texas.

          (j) Seller expressly warrants and represents and does hereby state and represent that no promise or agreement which is not herein expressed has been made to him in executing this Agreement, and that Seller is not relying upon any statement or representation of any agent of the parties being released hereby. Seller is relying on his own judgment and acknowledges that he has been represented by competent legal counsel in this matter. The aforesaid legal counsel has read and explained to Seller the entire contents of this Agreement, as well as the legal consequences of the releases contained herein.

          (k) Except as expressly stated herein, no party to this Agreement admits the existence of any liability or wrongdoing, and all such liability is expressly denied.

          (l) The parties each agree that neither shall disparage the other to any third party at any time.

          (m) No failure by any party hereto at any time to give notice of any breach by another party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                               CASTLE DENTAL ASSOCIATES OF TEXAS,
                               P.C.

                               By:  /s/ Mashalah Ameri
                                  ------------------------------
                                   Mashalah Ameri, D.D.S., President

                               JACK H. CASTLE, D.D.S., AND THE
                               ESTATE OF JACK H. CASTLE, D.D.S.

                               By:  /s/ Loretta M. Castle
                                  ----------------------------------
                               Loretta M. Castle, in her capacity as
                               Executrix of the Estate of Jack H. Castle, D.D.S.

                                /s/  Loretta M. Castle
                               ----------------------------
                               Loretta M. Castle, Individually


                               CASTLE INTERESTS, LTD.

                               By:  /s/ Jack H. Castle, Jr.
                                  ---------------------------------
                               Jack H. Castle, Jr., General Partner

                               By:  /s/ Loretta M. Castle
                                  -------------------------------
                               Loretta M. Castle, General Partner

                               By:  /s/ Loretta M. Castle
                                  -------------------------------
                               Loretta M. Castle, in her capacity as
                               Executrix of the Estate of Jack H. Castle,
                               D.D.S., General Partner

                               CASTLE DENTAL CENTERS OF TEXAS,
                               INC.

                               By:  /s/ James M. Usdan
                                  -------------------------------
                                  James M. Usdan, President and
                                     Chief Executive Officer

                               CASTLE DENTAL CENTERS, INC.

                               By:  /s/ James M. Usdan
                                  ----------------------------------
                                  James M. Usdan, President and
                                     Chief Executive Officer

                                       11